Exhibit 9(b)

Consent of Counsel

[Sutherland, Asbill and Brennan LLP Letterhead]

April 1, 2005

Board of Directors

Transamerica Life Insurance Company

Retirement Builder Variable Annuity Account

4333 Edgewood Road, NE

Cedar Rapids, IA. 52499-0001

RE:	Retirement Builder Variable Annuity Account

Portfolio Select, Retirement Income Builder, and Retirement Income Builder

II Variable Annities

File No. 333-7509/811-7689

Gentlemen:

We hereby consent to the use of our name under the caption “Legal Matters” in the Statement of Additional Information contained in Post-Effective Amendment No. 20 to the Registration Statement to Form N-4 (file No. 333-7509) of the Retirement Builder Variable Annuity Account filed by Transamerica Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

Sutherland Asbill & Brennan LLP

By:	/s/ Fred Bellamy
Fred Bellamy